UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): February 15, 2024 (February 9, 2024)

Clearday, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21074	77-0158076
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8800 Village Drive, Suite 106, San Antonio, TX 78217

(Address of Principal Executive Offices) (Zip Code)

(210) 451-0839

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	CLRD	OTCQX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Clearday, Inc. (“Clearday” or the “Company”) modified and amended a loan agreement with an institutional lender and obtained additional gross proceeds of approximately $100,000 and entered into certain related transactions.

On February 9, 2024 (“Closing Date”), the Company closed an additional loan with an institutional lender (“Lender”) under the terms of an Amendment (the “Amendment”) that modified the terms and conditions of its existing loan under a promissory note (the “Promissory Note”) dated as of January 12, 2023. The additional loan has the same terms of the Promissory Note, which has a maturity date of January 26, 2024 (the “Maturity Date”). The terms and conditions of the Promissory Note were summarized by the Company in a Current Report on Form 8-K filed with the Securities and Exchange Commission on January 19, 2023 (the “Prior 8K”).

The Company has obligations (the “Note Obligations”) to the lender under the following promissory notes (the “Mast Hill Notes”):

●	the promissory note in the original principal amount of $600,000.00 dated on or around July 1, 2022, as the same may be amended, replaced, renewed, extended or otherwise modified from time to time (the “First Note”),
●	the promissory note in the original principal amount of $315,000.00 dated on or around September 28, 2022, as the same may be amended, replaced, renewed, extended or otherwise modified from time to time (the “Second Note”), and
●	the Promissory Note, as the same may be amended, replaced, renewed, extended or otherwise modified from time to time including the Amendment (the “Third Note”).

On the Closing Date, the Note Obligations were amended as follows under the terms of the Global Amendment to the Notes dated as of the Closing Date as follows:

●	The First Note outstanding balance as of the Closing Date in the amount of $375,171.76 (the “First Note Balance”), consisting of $314,734.28 of principal and $60,437.48 of accrued interest has been increased by $56,275.77, which will result in the First Note Balance increasing to $431,447.53.
●	The Second Note is outstanding balance as of the Closing Date in the amount of $297,472.29 (the “Second Note Balance”), consisting of $260,455.05 of principal and $37,017.24 of accrued interest has been increased by $44,620.85, which will result in the Second Note Balance increasing to $342,093.14.
●	The Third Note outstanding balance as of the Closing Date in the amount of $881,503.40 (the “Third Note Balance”), consisting of $781,171.07 of principal and $100,332.33 of accrued interest has been increased by $132,225.51, which will result in the Third Note Balance increasing to $1,013,728.91.
●	The maturity date for each of the First Note, the Second Note and the Third Note has been extended to February 8, 2025.
●	The applicable interest rate for each of the First Note, the Second Note and the Third Note has been increased to 16% per annum.

On the Closing Date, the lender waived the previously reported defaults under the Note Obligations under the terms of the Omnibus Amendment Regarding Loans by Mast Hill Fund, LP to Clearday, Inc. to waive the existing defaults. Such waiver is effective until March 31, 2024.

The Amendment to the Third Note and the additional loan provided in connection with the additional financing provided the following:

●	Additional financing of $100,000 for an increase in the principal amount of the Promissory Note of $111,111.11;
●	Net financing of $96,000 after payment of $4,000 of lender expenses;
●	The issuance of a warrant (“2024 Warrant”) to the lender, which 2024 Warrant provides:

○	for the purchase of 135,502 additional shares of our common stock, par value $0.001 (“Common Stock”), at an exercise price equal to $0.82 per share, subject to customary adjustment for fundamental transactions as described in the 2024 Warrant and full ratchet anti-dilution adjustment for future issuances or deemed issuances of our Common Stock or equivalents of Common Stock;
○	customary cashless exercise for the purchase of the shares of Common Stock;
○	a 5 year period for the exercise of the 2024 Warrant;
○	customary limitation of beneficial ownership of the holder of the 2024 Warrant to 4.99% of our outstanding shares of Common Stock;
○	rights and remedies of the holder of the 2024 Warrant, including certain additional amounts payable if the Company does not issue shares of Common Stock upon the exercise of the 2024 Warrant, in whole or in part, when required under the 2024 Warrant; and
○	other customary terms and conditions.

●	The guaranty (the “New Guaranty”) by AIU 8800 Village Drive, LLC, a subsidiary of the Company (the “New Guarantor”) that owns our headquarters building located in San Antonio, Texas. The New Guaranty is in favor of the lender and guarantees the full and prompt payment of all obligations of the Company to the lender under all of the Note Obligations and provided for a grant of all assets of the New Guarantor as collateral to the lender, and other customer terms and conditions.
●	The First Amendment (the “SRP Guaranty Amendment”) to the Guaranty (the “SRP Guaranty”) by Shadow Retail Partners, LP, a subsidiary of the Company, of the obligations under the Promissory Note, which was summarized in the Prior 8K The SRP Guaranty Amendment amended the terms of the SRP Guaranty to extend the obligations under the SRP Guaranty to the full and prompt payment of all obligations of the Company to the lender under all of the Note Obligations.

The Company is negotiating the terms of further amendment of the Note Obligations and the extension of additional credit of $400,000. However, there can be no assurance that we will be able to consummate a further amendment or extension of credit on acceptable terms or at all.

On the Closing Date, the Company also acknowledged and modified the warrants described as the Lender Remedy Warrants in the Quarterly Report on Form 10-Q filed by the Company on January 16, 2024 (the “Recent 10Q”) under the terms of the MFN Acknowledgement, dated as of the Closing Date, so that such warrants became exercisable. These warrants are the following:

	Shares	Exercise Price
Related to the First Note	1,134,000	$0.75
Related to the Second Note	472,500	$0.75
Related to the Third Note	900,000	$0.50

The foregoing descriptions of our obligations under the Amendment, the New Guaranty, the SRP Guaranty Amendment, the 2024 Warrant, the amendments to the First Note, Second Note and Third Note, the existing Lender Remedy Warrants and the waivers by the lender are not complete and are qualified in their entirety by reference to the full text of the Amendment, the New Guaranty, the SRP Guaranty Amendment, the 2024 Warrant, Global Amendment to the Notes, the MFN Acknowledgement and the Omnibus Amendment Regarding Loans by Mast Hill Fund, LP to Clearday, Inc., which are filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6 and 10.7 to this Report and the summary of the Promissory Note and related documents in the Prior 8K and in the Quarterly Report on Form 10-Q filed by the Company on January 16, 2024 (the “Recent 10Q”) and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

Forward Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended) concerning the Company. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of the Company, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the risks regarding the Company and its business, generally; risks related to the Company’s ability to correctly estimate and manage its operating expenses and develop its innovate non-acute care businesses and the acceptance of its proposed products and services, including with respect to future financial and operating results; the ability of the Company to protect its intellectual property rights; competitive responses to the Company’s businesses including its innovative non-acute care business; unexpected costs, charges or expenses; regulatory requirements or developments; changes in capital resource requirements; and legislative, regulatory, political and economic developments. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC and the registration statement regarding the Company’s previously announced merger, that was filed and declared effective. The Company can give no assurance that the actual results will not be materially different than those based on the forward looking statements. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

No.	Description

10.1	Amendment dated as of February 9, 2024, by and between Clearday, Inc., a Delaware corporation, and Mast Hill Fund, L.P., a Delaware limited partnership.
10.2	Guaranty, dated as of February 9, 2024, by AIU 8800 Village Drive, LLC (the “Guarantor”), in favor of Mast Hill Fund, L.P., a Delaware limited partnership (the “Lender”).
10.3	First Amendment to the Guaranty, dated as of February 9, 2024, by and between SRP Artesia, LLC, a Delaware limited liability company, and Mast Hill Fund, L.P., (the Lender) regarding the obligations of certain promissory notes issued by Clearday, Inc. to the Lender
10.4	Warrant to purchase 135,502 shares of Common Stock dated February 9, 2024
10.5	Global Amendment To The Notes dated as of February 9, 2024
10.6	MFN Acknowledgement dated as of February 9, 2024
10.7	Omnibus Amendment Regarding Loans by Mast Hill Fund, LP to Clearday, Inc dated as of February 15, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARDAY, INC.

	By:	/s/ James Walesa
	Name:	James Walesa
	Title:	Chief Executive Officer

Dated February 15, 2024